Exhibit 16.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

         We have read the section entitled "Change in Auditors" in Amendment No. 4 to Registration Statement on Form SB-2 (File No. 33-95654) of Ingenex, Inc. and are in agreement with the statements contained therein, insofar as they relate to our firm.


/s/ Richard A. Eisner & Company, LLP
New York, New York
October 24, 1996